UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2013

(Date of report; date of

earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2012, Residential Capital, LLC (“ResCap”) and certain of its wholly owned direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

As previously announced, on May 14, 2013, Ally Financial Inc., on behalf of itself and certain of its subsidiaries (collectively, “Ally”) entered into a Plan Support Agreement (the “PSA”) with the Debtors, the official committee of unsecured creditors appointed in the Debtors’ Chapter 11 cases (the “Creditors’ Committee”), and certain creditors, including AIG Asset Management (U.S.), LLC; Allstate Insurance Company; Financial Guaranty Insurance Company (“FGIC”), which has executed the agreement pending regulatory approval; counsel to the putative class of persons represented in the consolidated class action entitled In re: Community Bank of Northern Virginia Second Mortgage Lending Practice Litigation, filed in the United States District Court for the Western District of Pennsylvania, MDL No. 1674, Case Nos. 03-0425, 02-01201, 05-0688, 05-1386; Massachusetts Mutual Life Insurance Company; MBIA Insurance Corporation; Paulson & Co. Inc., a holder of ResCap’s senior unsecured notes issued by ResCap; Prudential Insurance Company of America; certain investors in residential mortgage-backed securities (“RMBS”) backed by mortgage loans held by securitization trusts associated with securitizations sponsored by the Debtors between 2004 and 2007 represented by Kathy Patrick of Gibbs & Bruns LLP and Keith H. Wofford of Ropes & Gray LLP; Talcott Franklin of Talcott Franklin, P.C. as counsel for certain RMBS investors; Wilmington Trust, National Association in its capacity as Indenture Trustee for ResCap’s senior unsecured notes (“Wilmington Trust”); and certain trustees or indenture trustee for certain mortgage backed securities trusts (collectively, the “Consenting Claimants”).

On May 23 2013, the Debtors filed a motion in the Bankruptcy Court to approve the PSA, which attached a copy of the PSA, thereby disclosing its terms. The PSA provides for the parties to support a Chapter 11 plan in the Debtors’ Chapter 11 cases (the “Plan”) that will, among other things, settle and provide Ally full releases for all existing and potential claims between Ally and the Debtors, including all representation and warranty claims that reside with the Debtors, and all pending and potential claims held by third parties related to the Debtors that could be brought against Ally, except for securities claims by the Federal Housing Finance Agency and the Federal Deposit Insurance Corporation, as receiver for certain failed banks. Ally believes it has strong defenses against these claims and will vigorously defend its position, as necessary.

The PSA, which incorporates a term sheet for the Plan, provides, among other things, that, on the effective date of the Plan, Ally will contribute to the Debtors’ estates $1.95 billion in cash or cash equivalents, and will further contribute $150 million received by Ally for claims it pursues against its insurance carriers related to the claims released in connection with the Plan, with such amount guaranteed by Ally to be paid no later than September 30, 2014 (collectively, the “Ally Contribution”) in exchange for the releases of Ally to be included in the Plan. The Ally Contribution and other assets of the Debtors’ estates will be distributed to creditors under the Plan. In addition, the Plan provides for the full repayment of Ally’s secured claims against the Debtors, including approximately $1.13 billion that is owed to Ally by certain of the Debtors under existing credit facilities.

The PSA also provides that the Debtors will remain responsible for all costs and obligations imposed on the Debtors under (i) the consent judgment among the United States Department of Justice, the Attorneys General of certain states, ResCap, GMAC Mortgage, LLC (“GMACM”) and AFI entered by the District Court for the District of Columbia on February 9, 2012, (ii) the consent order among ResCap, GMACM, AFI, Ally Bank, the Federal Reserve Board and the FDIC, dated April 13, 2011 and (iii) the order of assessment among ResCap, GMACM, AFI and the Board of Governors of the Federal Reserve System, excluding certain obligations that are being performed by Ocwen Loan Servicing, LLC.

The Plan will include a settlement of insurance disputes between Ally and the Debtors under which the Debtors will relinquish in favor of Ally all of their rights to coverage under certain insurance policies. Further, the PSA requires that all litigation against Ally by the Debtors, the Creditors’ Committee and the Consenting Claimants be stayed so long as the PSA has not been terminated.

In connection with the PSA, and as a result of an expected increase to our reserve for litigation, Ally expects to record a charge of approximately $1.55 billion in the second quarter of 2013.

The PSA requires, among other things, that the following milestones be satisfied: (i) Wilmington Trust must receive a direction to enter into the PSA from the holders of senior unsecured notes on or before May 31, 2013; (ii) the Bankruptcy Court must approve the PSA on or before July 3, 2013; (iii) the Plan and related disclosure statement (the “Disclosure Statement”) must be filed with the Bankruptcy Court on or before July 3, 2013; (iv) the FGIC rehabilitation court must approve the PSA and a separate settlement agreement entered into among the Debtors, FGIC, trustees of residential mortgage-backed trusts and certain institutional investors (the “FGIC Settlement”) on or before August 19, 2013; (v) the Bankruptcy Court must approve the Disclosure Statement on or before August 30, 2013; and (vi) the effective date of the Plan must occur on or before December 15, 2013. In the event any of the above milestones are not satisfied, the PSA could be terminated.

The PSA also includes a number of additional events that could result in the PSA being terminated, including the following: (i) the Bankruptcy Court enters an order appointing a Chapter 11 trustee; (ii) any of the Debtors’ Chapter 11 cases are dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; (iii) any court has entered a final, non-appealable judgment or order declaring any material portion of the PSA unenforceable; (iv) the releases set forth in the PSA are modified, amended, changed, severed or otherwise altered in the Plan or any other definitive document; (v) the PSA ceases to be binding on Ally or the Creditors’ Committee; and (vi) the examiner’s report is disclosed to any party prior to the Bankruptcy Court entering an order approving the PSA.

Additionally, the PSA requires that several conditions be satisfied or waived before the Plan can be effective, including, the following: (i) the Bankruptcy Court approves the Plan and Disclosure Statement on terms reasonably acceptable to the parties; (ii) the order confirming the Plan (the “Confirmation Order”) must have been entered by the Bankruptcy Court and provide for, among other things, the releases specified in the PSA; (iii) the Confirmation Order must not have been stayed, modified, or vacated on appeal, and the time to appeal shall have passed; (iv) the FGIC rehabilitation court must have approved the PSA and FGIC Settlement Agreement, including the release of all present and future claims against FGIC relating to FGIC policies; (v) Ally must have funded the Ally Contribution; and (vi) Ally’s secured claims against the Debtors must have been fully satisfied.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, the PSA will be filed as an exhibit to our quarterly report on Form 10-Q for the three-month period ended June 30, 2013. All summaries and descriptions of the PSA set forth above are qualified in their entirety by the actual document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY FINANCIAL INC.
(Registrant)

Dated: May 23, 2013	/S/ David J. DeBrunner
David J. DeBrunner Vice President, Chief Accounting Officer and Controller